Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of CannaPharmaRx, Inc. for the year ended December 31, 2014, I, Gerald E. Crocker, Principal Executive Officer of CannaPharmaRx, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

a) such Annual Report on Form 10-K of CannaPharmaRx, Inc. for the year ended December 31, 2014 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b) the information contained in such Annual Report on Form 10-K of CannaPharmaRx, Inc. for the year ended December 31, 2014, fairly presents, in all material respects, the financial condition and results of operations of CannaPharmaRx, Inc.

Date: March 31, 2015

By:	/s/ Gerald E. Crocker
Gerald E. Crocker, Chief Executive Officer and Director
(Principal Executive Officer)

This certification accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.